                                                Exhibit 11.1

                                               Share Computation
                                                  Year Ended
                                               December 28, 1996

                                                                     Common Stock
                                            --------------------------------------------------------------------
                               Prefered                                  Total less             Weighted
                                 Stock         Total       Treasury       Treasury           Average Shares
                             -------------  ------------  ----------  -----------------  -----------------------
Shares outstanding at
  December 30, 1995........       18,418      11,626,475     (71,100)      11,555,375             11,555,375
Preferred stock
  conversions..............      (14,198)      5,490,946                    5,490,946              3,940,173
Issuance of common
  shares...................                      300,000                      300,000                291,346
Exercise of stock
  options..................                      636,699                      636,699                562,824
Exercise of warrants.......                       20,000                       20,000                 18,956
Acquisitions of treasury
  stock....................                                 (270,241)        (270,241)              (235,166)
Debt conversions...........                                                         0
                             -------------  ------------  ----------  -----------------         ------------
Shares outstanding at
  December 28, 1996........        4,220      18,074,120    (341,341)      17,732,779             16,133,508
                             -------------  ------------  ----------  -----------------         ------------
                             -------------  ------------  ----------  -----------------         ------------
Net Loss...................                                                                     $(19,401,000)
Weighted average shares....                                                                       16,133,508
Loss per share.............                                                                           ($1.20)
                                                                                                ------------
                                                                                                ------------
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